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Exhibit 23.2

Consent of Reznick Fedder & Silverman, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan of VCampus Corporation of our report dated March 5, 2004, except for Note 15, as to which the date is March 23, 2004, with respect to the consolidated financial statements and Schedule of VCampus Corporation included in the Annual Report on Form 10-K as of and for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
June 7, 2004

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Consent of Reznick Fedder & Silverman, Independent Auditors